Exhibit 99.1

Investor Briefing March 30, 2010

1 Participants Tom Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer

2 Certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) during the course of this presentation that are not historical facts are forward-looking statements. Although Oglethorpe believes that the assumptions underlying these statements are reasonable, you are cautioned that such forwardlooking statements are inherently uncertain and involve necessary risks that may affect Oglethorpe’s business prospects and performance, causing actual results to differ from those discussed during this presentation. When considering forward-looking statements, you should keep in mind risk factors and other cautionary statements included in Oglethorpe’s SEC filings. Any forward-looking statements made are subject to all the risks and uncertainties, many of which are beyond management’s control, as described in Oglethorpe’s SEC filings. Should one or more of these risks or uncertainties occur, or should underly ing assumptions prove incorrect, Oglethorpe’s actual results and plans could differ materially from those expressed in any forward-looking statements. Oglethorpe undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. This electronic presentation is provided as of March 30, 2010. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the financial information that was presented, and Oglethorpe has not undertaken any obligation to update this electronic presentation. Risk Factors and Forward-Looking Statements

3 Overview of Oglethorpe Power Corporation • Not-for-profit Georgia electric membership corporation. - Incorporated in 1974. - Headquartered in Tucker, Georgia. • One of the largest electric cooperatives in the United States. • Provides wholesale electric power to 39 distribution cooperatives in Georgia (the “Members”). - Flint EMC “rejoined” as the 39th Member effective December 2009. • Take or pay, joint and several Wholesale Power Contracts through December 2050. - Allows for recovery of all costs, including debt service. • Owns or leases approximately 5,790 MW of generation capacity; operates another 725 MW and schedules another 618 MW on behalf of the Members. • Senior secured debt ratings are: A (stable), A3 (negative outlook), A (stable). Short-term ratings are A-1/P-2/F1. = Oglethorpe’s Members

2009 – An Active and Successful Year

OglethorpePower



Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Issued $350M Taxable FMB
Issued $400M Taxable FMB
$150M CoBank Credit Facility Closed
MFI Increased to 1.12x for 2009
Commenced Prepayment of Power Bills Program
Acquired 500MW Hawk Road Energy Facility (f/k/a Heard County Power) from Dynegy
Vogtle 1 & 2 License Extension Approved
Approved Further MFI Increase to 1.14x for 2010
Rocky Lease Surety Wrap Completed for All Leases
$250M CFC Credit Facility Closed
Acquired 300MW Hartwell Energy Facility from International Power
Flint EMC Rejoined OPC
Appling County Biomass Deferred Indefinitely
$150M J.P Morgan Credit Facility Closed
$25M Increase in CP Backup Facility with Goldman Sachs Commitment
Issued $112M Tax Exempt Bonds
Issued $16M of CREBS
Finalized DOE Term Sheet for Vogtle 3 &4
Debt Issuances
New Credit Facilities
Other Events

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5 Key Areas of Strategic Focus • Significant Capital Expansion • Liquidity and Access to Capital • Risk Management & Compliance • Climate Change Legislation • Operation of Existing Resources

6 • Currently supplies wholesale electric power to 38 of our 39 electric membership corporations (“EMCs”). • Service territory covers: – 38,000 square miles, or 65 percent of Georgia. – 151 out of 159 counties in Georgia. • In 2009, Cobb EMC, Jackson EMC and Sawnee EMC accounted for 15.0%, 11.6%, and 10.2% of Oglethorpe’s total revenues, respectively: – No other Member over 10%; – The top 15 Members accounted for approximately 80% of total revenue in 2009. Top 15 Members by Oglethorpe Revenues 2009 Revenues ($Mil) % of Total Cobb EMC $171.7 15.0% Jackson EMC $132.3 11.6% Sawnee $116.3 10.2% Walton EMC $86.2 7.5% Greystone Power Corp $76.6 6.7% Coweta-Fayette EMC $64.6 5.6% Snapping Shoals EMC $55.2 4.8% Colquitt EMC $34.0 3.0% Central Georgia EMC $30.7 2.7% Carroll EMC $28.5 2.5% Satilla Rural EMC $28.3 2.5% Jefferson Energy Cooperative, an EMC $22.8 2.0% Amicalola EMC $22.4 2.0% Hart EMC $20.8 1.8% Mitchell EMC $19.9 1.7% Total $910.3 79.6% Member Systems and Service Territory

7 • Rejoined Oglethorpe in December 2009. – Had withdrawn as Member in January 2005. • Does not have a percentage capacity responsibility in any of Oglethorpe’s currently operating generation resources, therefore Oglethorpe is not currently serving any of Flint’s energy needs. • Flint is participating in certain generation resources under construction and has the right to participate in any future generation resources. • Current obligation to Oglethorpe is the payment of a modest fee for planning services and certain costs for development and construction of new resources. Flint EMC Has Rejoined Oglethorpe

8 8. 2 8.8 9.1 9.3 9.8 10.0 9.1 8.9 8.6 7.6 6 8 10 2004 2005 2006 2007 2008 Oglethorpe Member Average Geo rgia Power • Members serve approximately 4.1 million people. • Approximately 2/3 of the Members’ load is residential. • No residential competition. • Competition only at inception for large C&I loads • Residential rates very competitive with Georgia Power Company. Member Service Areas and Rates Commercial and Industrial 30% Resident ial 67% Residential Retail Rate Comparison (Cents per kWh) (a) (a) Residential Retail Rate C ustomers include loads less than 900 KW. 2009 Member Customer Base by MWh Sales Other 3%

9 • Purchased 500 MW Hawk Road Energy Facility (f/k/a Heard County Power) from Dynegy on April 30, 2009. – 3 natural gas fired CTs. • Assumed power purchase and sale agreement with 7 of the Members to provide 500 MW output through 2015. • After PPA expires, will be available to serve the load of all 37 subscribing Members. • Transaction valued at $203 million including $105 million purchase price and $98 million liability for PPA. • Seeking permanent financing from RUS – anticipated approval in 2010 budget year. • Purchased 300 MW Hartwell Energy Facility from International Power on October 13, 2009. – 2 oil and gas-fired CTs. • Oglethorpe had agreement to purchase output through May 2019 and right of first refusal on any sale of plant. – Exercised ROFR in July after Southern Power offered to buy plant. • Transaction valued at $170 million. – Included payoff of approximately $62 million of project debt. • Seeking permanent financing from RUS – anticipated approval in 2010 budget year. Hawk Road Energy Facility Hartwell Energy Limited Partnership Heard County Power LLC Hartwell Energy Facility Acquired 800 MW of Gas-Fired Generation in 2009

Oglethorpe's Diverse Fuel Mix



Rocky Mountain Pumped Storage Hydro
Sewell Creek
Plant Wansley
Chattahoochee Energy Facility
Hawk Road
Sewell Creek
Talbot Energy Facility
Hartwell
Doyle
Plant Scherer
Plant Vogtle
Plant Hatch
ATLANTA
Gas
Nuclear
Coal
Hydro



Capacity (a)
12%
19%
23%
46%
~6,500 MW
2009 Energy (a)
5%
12%
44%
39%
~21.3 Million MWh
Gas
Nuclear
Coal
Hydro

(a) Represents resources owned, leased, contracted for or operated by Oglethorpe. Excludes SEPA. Capacity reflects planning capacity including assumed completion of runner upgrade of Rocky Mountain Pumped Storage Hydro Unit 1 in 2010 prior to summer peak period. Energy differs from sales to Members represented in Oglethorpe's 10-K as energy from pumped storage hydro is included above as well as energy from Member owned Smarr EMC assets.

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Oglethorpe's Generation and Power Supply Resources

OglethorpePower

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	Summer Planning Reserve Capacity (MW)[a]	2009 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned/Leased:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	528	80%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	691	96%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1001	71%	-
Plant Wansley [b]	2	Coal	30%	Georgia Power	518	48%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Siemens	477	53%	-
Doyle I, LLC Generating Plant - CTs	5	Gas	100%	Oglethorpe	348	1%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	487	0%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	298	3%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	664	1%	-
Rocky Mountain Pumped Storage Hydro[c]	3	Hydro	74.61%	Oglethorpe	780	17%	2027
Subtotal	29				5,790		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	725	2%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)	-	Hydro	-		618	-	-
Grand Total	**35**				**7,133**		

(a) Summer Planning Reserve Capacity is the amount used for 2010 capacity reserve planning.

(b) A combustion turbine in which Oglethorpe's share of nameplate capacity is 15 MW is located at the Plant Wansley site. This CT is used primarily for emergency service and rarely operated except for testing so has been excluded from the above table.

(c) Assumes completion of runner upgrade of Unit 1 in 2010 prior to summer peak period.

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12 Oglethorpe to Provide New Resources Vogtle Units 3 & 4 Nuclear 30% Southern Nuclear 660 $ 4.2 Billion 2016 & 2017 Biomass (Warren Co.) Biomass 100% Oglethorpe 100 $477 Million 2014 Combined Cycle Plant Natural Gas 100% Oglethorpe 605 $750 Million 2015 Oglethorpe Ownership Share Fuel Resource Expected In-Service Dates Oglethorpe's Projected Total Cost(a) Share of Nameplate Capacity (MW) Operator (a) Includes allowance for funds used during construction.

Vogtle Units 3 & 4 Project Highlights

OglethorpePower

- New AP1000 units will be adjacent to existing two units at Vogtle site.
- Partnership with experienced developer and operator, Southern Nuclear.
- Very favorable EPC contract with experienced contractors, Westinghouse and Stone & Webster consortium, which includes parent guarantees.
  - Recently amended to replace certain index-based adjustments with fixed escalation amounts.
- 30% share or 660 MW of 2,200 MW total capacity from additional units.
  - Georgia Power, MEAG and City of Dalton are other owners.
- $4.2 billion estimated total cost to Oglethorpe (including AFUDC).
- Received conditional term sheet from DOE.



May 2005 Development Agreement
Aug 2006 Early Site Permit (ESP) Filed with NRC
Aug 2009 NRC Issuance of ESP/LWA
May 2010 Anticipate Executing Conditional Term Sheet
Q4 2011 NRC Issuance of COL (expected)
2016 Unit 3 in Service
Time Now
2005
2006
2007-2008
2009
2010
2011
2017
April 2006 Definitive Agreements
Mar 2008 File Combined Construction Operating License (COL) with NRC
Feb 2010 DOE Offered Conditional Term Sheet
Q4 2011 Anticipated Start of DOE Funding
2017 Unit 4 in Service

14 • Oglethorpe’s plans call for the Warren County biomass power plant to go online in 2014. -A second biomass power plant was deferred in December 2009. • Capital investment is expected to be $477 million for the Warren County biomass power plant. -Variety of financing options may be available including RUS, Clean Renewable Energy Bonds and potentially tax-exempt bonds. • Fuel will primarily be a mixture of whole tree chips, chipped pulpwood and wood remaining from forest clearings. -Georgia has millions of acres of forest land that provide an abundant and sustainable fuel resource for energy generation. -The plant will use approximately one million green tons of wood per year. • The plant will consist of a conventional bubbling fluidized bed boiler and steam turbine. Biomass Project Source: US Dept of Energy (and National Renewable Energy Laboratory , a laboratory of the DOE)

15 • Oglethorpe’s Members have subscribed for a 605 MW 2x1 combined cycle project. • Site to be determined. • Construction is expected to begin in 2012. • Project costs estimated at approximately $750 million. - Plan to submit application to the RUS for financing. • Expected commercial operation 2015. Combined Cycle Plant A combined cycle plant

16 Financial Highlights Betsy Higgins Executive Vice President and Chief Financial Officer

17 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2004 2005 2006 2007 2008 2009 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 2004 2005 2006 2007 2008 2009 Member Demand Requirements Member Energy Requirements (MW) Percent Change (Million MWh) Percent Change 9.3% 10.4% 0.8% 10.4% 7.1% 4.1% 3.9% 2.8% -0 .4% -2 .7% Historical Load -6 .4% -1 .9%

18 Members’ Forecasted Requirements and Identified Sources (a) Represents resources owned, leased, contracted for, operated or scheduled by Oglethorpe (including SEPA). (b) Members’ contract capacity is estimated based on Oglethorpe’s knowledge of Member contracts, howev er Members are not generally obligated to disclose details of contractual arrangements to Oglethorpe, and therefore Members’ actual contract capacity may differ from that which is shown above. (c) Members’ remaining need may be met by a variety of options currently under consideration by the Members including extensions or replacements of existing contracts, additional resources Members may ask Oglethorpe to develop, or additional resources that Members may own directly. 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 MW Oglethorpe Existing Resources New Resource: Biomass New Resource: Vogtle 3&4 New Resource: Hawk Road New Resource: OPC CC Member's Contract Capacity Member's Remaining Need Total Requirement (+ Reserves) (a) (c) (b)

19 2010-2012 Forecasted Capital Expenditures(a) $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2010 2011 2012 Millions Future Generation Existing Generation Environmental Compliance Nuclear Fuel (a) Includes allowance for funds used during construction. Capital Expenditures • From 2013 through 2017, we expect to invest an additional $2.4 billion to complete construction of Vogtle Units #3 and #4, the biomass facility and the combined cycle facility.

20 Margin Coverage 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.14 1.12 $20.0 $18.4 $17.5 $16.9 $17.2 $17.7 $18.2 $19.1 $19.3 $26.4 $33.2 1.08 1.09 1.10 1.11 1.12 1.13 1.14 1.15 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 MFI Coverage -5.0 5.0 15.0 25.0 35.0 Net Margin ($MM's) Rate Structure Assures Recovery of All Costs + Margin Note: Indenture requires an MFI ratio of least 1.10x • Fixed costs: – Bill Members based on boardapproved annual budget and budget revisions throughout the year, if necessary. – Prior period adjustment mechanism covers any year-end shortfall in 1.10 covenant. • Energy costs: – Actual costs are passed through. – Monthly true-up of estimate vs. actual. • MFI coverage requirement of 1.10x under Indenture. – Budget of 1.12x MFI for 2009. – Budget of 1.14x MFI for 2010. • Wholesale Power Contract: – Formulary rate. – Designed to recover all costs, inc luding margin. • Rates not subject to approval of RUS or any other federal or state agency or authority. (Budgeted)

21 Income Statement Excerpts (a) Margins for Interest ratio is calculated on an annual basis and is determined by div iding Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approv als, are reasonably expected to y ield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe’s having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. For 2009, Oglethorpe’s board of directors approved a budget to achieve a 1.12 Margins for Interest ratio, above the minimum 1.10 ratio required by the Indenture. For 2010, the board approved a further increase in Margins for Interest ratio to 1.14x. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future. December 31, ($ in thousands) 2009 2008 2007 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $1,144,012 $1,237,649 $1,149,657 Sales to Non-Members 1,249 1,111 1,585 Operating Expenses 921,139 1,041,681 964,014 Other Income 42,728 43,381 54,854 Net Interest Charges (240,460) (221,201) (223,021) Net Margin 26,390 19,259 19,061 Margins for Interest Ratio(a) 1.12x 1.10x 1.10x Year Ended

Balance Sheet Excerpts

OglethorpePower

($ in thousands)	December 31, 2009	2008	2007
Balance Sheet Data:			
Assets:			
Total Electric Plant	$4,400,496	$3,639,395	$3,481,194
Cash and Cash Equivalents	579,069	167,659	290,930
Total Assets	6,370,234	5,044,452	4,937,320
Capitalization:			
Patronage Capital and Membership Fees	$562,219	$535,829	$516,570
Accumulated Other Comprehensive Loss	($1,253)	($1,348)	($32,691)
Subtotal	**$560,966**	**$534,481**	**$483,879**
Long-term Debt and Obligations under Capital Leases	$4,387,926	$3,514,923	$3,552,367
Obligation under Rocky Mountain Transactions	115,641	108,219	101,272
Long-term Debt and Capital Leases due within one year	119,241	110,647	143,400
Total Long-Term Debt and Equities	**$5,183,774**	**$4,268,270**	**$4,280,918**
Equity Ratio[(a)]	**10.8%**	**12.6%**	**12.1%**

(a) The equity ratio is calculated, pursuant to Oglethorpe's Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has covenants in certain line of credit agreements that currently require a minimum total patronage capital of $525 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet budgets approved by the board of directors, that meet or exceed Oglethorpe's financial coverage requirements.

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2 3 Oglethorpe’s Current Liquidity Position • Represents 574 days of liquidity on hand. (a) as of March 26, 2010 $1,125 -$398 $354 $727 $1,081 0 200 400 600 800 1,000 1,200 Total Credit Facilities Less Borrowings Available Line Capacity Cash (Excluding $122 Million in RUS Cushion of Credit) Total Liquidity Millions

24 $0 $200 $400 $600 $800 $1,000 $1,200 Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 2043 $475M Bank of America Syndicated CP Backup (Unsecured) ($25 million increase in 2009)* $250M CFC* (Secured) $150M CoBank* (Secured) $50M CoBank (Unsecured) $50M CFC (Unsecured) Plus Optional Term-Out until 2043 Term of Existing Liquidity Facilities $150M J.P. Morgan* (Unsecured) * New or increased in 2009 $475M Credit Facility - Participant Banks Commitment ($ Millions) Bank of America, N.A. - Administrative Agent $75 SunTrust Bank $75 The Bank of Tokyo - Mitsubishi UFJ, Ltd. $60 CoBank, ACB $60 J.P. Morgan Chase Bank, National Association $60 National Rural Utilities Cooperative Finance Corp $60 Wachovia Bank, N.A. / Wells Fargo Bank, N.A. $60 Goldman Sachs Bank $25

25 • Submitted Part I and Part II loan applications in September 2008 and December 2008, respectively. • Conditional term sheet offered by DOE on February 16, 2010. - Oglethorpe has until May 17, 2010 to sign the term sheet. • A final decision on loan approval is not expected to occur until after approval of the COLs (Combined Construction Permits Operating Licenses) currently anticipated in fourth quarter 2011. • DOE loan guarantee targets 70% of eligible project costs, not to exceed $3.057 billion. DOE Loan Guarantees for Vogtle 3 & 4

26 Significant Financing Activity 2010 Activity • $133.55 million tax-exempt refinancing in first quarter of 2010. • $683 million of RUS loans approved but not yet drawn. • $400 million taxable bond issue in fall of 2010. • Tax-exempt bond issue in late 2010 (size to be determined). • Applied to RUS for financing of Biomass, Hawk Road and Hartwell facilities. • Anticipate executing term sheet with DOE for partial funding of Vogtle 3 & 4 construction costs. • Applying to RUS for financing of Combined Cycle Plant. Post 2010 • $100 million of Clean Renewable Energy Bonds (CREBs) issue for biomass project. • Anticipate restructuring and extending bank credit facilities in 2011 or early 2012. • Ongoing tax-exempt refinancings and taxable financings as needed.

27 Oglethorpe is a Strong, Stable Credit • One of the largest electric cooperatives in the United States. • Oglethorpe has long-term, take-or-pay Wholesale Power Contracts with its Members through 2050. • Members' obligations under the Wholesale Power Contracts are joint and several. • Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. • Rate structure assures cost recovery. • Oglethorpe and its Members are not subject to regulation for rate setting purposes. • Well diversified power supply portfolio. • Substantial value in existing resources. • Strong, consistent operational and financial performance.

28 Additional Information • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. • For additional information please contact: Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240